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                                                                  EXHIBIT 99.11
INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Global Convertible Fund, Inc.:

We consent to the use in Post-Effective Amendment No. 13 to Registration Statement No. 33-18720 of our report dated December 5, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.



/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
February 17, 1998